Exhibit 99.2

International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

The following is an except from the transcript of International Paper Company’s earnings conference call held on October 27, 2011:

ADDITIONAL INFORMATION

In connection with the proposed merger, Temple-Inland has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to shareholders of Temple-Inland. Investors and security holders are advised to read the definitive proxy statement because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other relevant documents filed by Temple-Inland at the SEC website at http://www.sec.gov. The definitive proxy statement and other relevant documents also may be obtained (after it has been filed with the SEC) for free from International Paper by directing such request to International Paper, Investor Relations, telephone (800) 678-8715.

CERTAIN INFORMATION REGARDING PARTICIPANTS

International Paper and certain of its directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of International Paper’s directors and executive officers in International Paper’s Annual Report on Form 10-K for the year ended December 31, 2010 which was filed with the SEC on February 25, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 8, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that Temple-Inland intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

[UNRELATED DISCUSSION]

Timothy S. Nicholls, Chief Financial Officer and Senior Vice President

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International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

If you look at the next slide, I think what’s even more impressive are the year-to-date results from continuing operations. Top line growth of 7%, EBIT growth up 56%, a doubling of EPS and a 50% improvement in cash provided by operations. And if you look at the cash balancing again these numbers from last year have been adjusted for land sales but $1.2 billion in cash last year and up to 2.7 this year, 125% improvement, of course, the building of cash in part because we’re looking to bring cash to the Temple close.

[UNRELATED DISCUSSION]

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International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

John V. Faraci, Chairman and Chief Executive Officer

But I think more importantly, looking beyond the normal seasonal slowdown of the fourth quarter, I’m quite positive — in fact very positive about International Paper going in to 2012 for a number of reasons. We’ve got India, which Tom Kadien will talk about in a minute that’s coming online. We’ve got major investments in Russia that Tim talked about, remember those are being financed by — off the llim balance sheet, not by international Paper, but by the joint venture that will begin to contribute to results toward the end of next year. And we’ve got the, importantly, Temple coming on

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International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

at late this year, early next year, which is going to significantly contribute to our ability to further take cost out of our important North American Industrial Packaging business.

[UNRELATED DISCUSSION]

John V. Faraci, Chairman and Chief Executive Officer

Okay. Thanks, Tom. Let me just give you a quick update on where we are with Temple. We continue to move forward to a closing date. We think that’s likely to be towards the end of the year or early in 2012. Two gates remain, regulatory approval and the final vote by Temple shareholders and they refilled their proxy based on the comments they get back from the initial filing. Our internal integrations steering teams are working on post-closing plans and with the leadership and management of this integration are an experienced and capable bunch of IP people. They know what to do and we’re getting good cooperation from Temple. So this chart just shows you on the top, the regulatory timeframe and on the bottom the merger timeframe.

Before we open it up for your questions, I just like to make a couple of comments on the people moves we announced this week. We have a very strong and capable management team at International Paper. And I think our results over the last several years going through the transformation plans, coming out of it, managing through the downturn and now the slow recovery demonstrates that. These moves are really the result of a lot discussion, a lot of thought on my part and making them now gets us ready for 2012 and beyond. So I’ve got absolute confidence that going forward what you can see from International Paper is IP-Style execution and IP-Style results.

So with that, Glenn let’s open it up for questions.

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International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

[UNRELATED DISCUSSION]

<Q – Gall S. Glazerman>: Okay. And just one last question. Can you talk a little bit about net interest expense? You continue to be guiding towards the pickup and it’s not showing through. Has there been something unusual going on this year? Is there any real reason to think it’s going to pick up. And maybe also, can you give an update on potential financing costs associated with the Temple deal? <A>: Yeah. I mean, I’ll start there. We’ve talked about it for a couple of quarters now. It moves around. With 10-year money, it looks like it’s roughly 5.3% to 5.5% and 30 years is probably going to be 6.7%, 6.8%, to 7%. But it’s so volatile right now. It’s changing day-to-day. And we have seen base rates move up a little bit of course and credit spreads tightening a little bit. So on interest expense, we did benefit a little bit.We were able to put some swaps on and we saw a little bit of benefit from our floating debt, but it’s — you’ve seen three quarters now, I don’t expect it to be dramatically different in the fourth.

[UNRELATED DISCUSSION]

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International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

<Q – Geroge L. Staphos>: Okay. Last question. On the mills or — let me back up. In containerboard in North America in particular, where do you feel you have more opportunity to

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International Paper Co.	IP	Q3 2011 Earnings Call	Oct. 27, 2011
Company▲	Ticker▲	Event Type▲	Date▲

improve returns from here? On the mill side or on the converting side? Thanks guys. Good luck in the quarter.

<Q – George L. Staphos>: Hi, Carol.

<A – Carol L. Roberts>: [indiscernible] (36:01) This is Carol. I think there’s opportunity on both sides of that business and the mills, the key to getting superior results is you got to have a lower—low-cost system for a competitive advantage. I mean, you can’t just be low cost but you have to be lower and so we continually work. And the great news for us is we’ve got a good fleet of mills with options to make it better. And I’m very hopeful post Temple-Inland, we’ll have even more opportunities there.

That said, we sell boxes. And the box business is very important. In the box business, you’ve got to be good. My sports analogies, both sides of the ball. You’ve got to have low-cost box plants that do whatever they’re going to do well. And so we call that competitive and profitable box. So you’ve got to have facilities that do their job well, effectively better than the competition, At the same time, you’ve got to sell this effectively. And that means you’re getting paid for the value you bring. So we really believe there’s opportunity on both sides, and clearly we’re excited after Temple-Inland we’ll have more opportunity to drive more cost out of the business and make it even more stronger.

<A – John V. Faraci>: Yeah. I would just add that there’s another area where we’ve got a lot of runway that frankly our competition doesn’t have because they don’t have the Temple opportunity and that’s on the procurement side. OCC, we’ve gotten really good at OCC procurement because Weyerhaeuser brought us the capability we didn’t have. We already see wood fiber opportunities with Temple and then again on transportation we’ve got a huge logistic system shipping containerboard to box plants and boxes to customers. We got a lot of savings out of Weyerhaeuser and we’ll over time we’ll reload that system and we will flush out more supply chain savings as well.

<Q – George L. Staphos>: Thank you.

[UNRELATED DISCUSSION]

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